Exhibit 10.6

This CONTRIBUTION AGREEMENT (this Agreement) by and between Computer Sciences Corporation, a Nevada corporation (CSC), and CSRA Inc., a Nevada corporation (CSRA), is entered into as of this 25th day of November, 2015.
WHEREAS, CSC is the legal and beneficial owner of all issued and outstanding share capital of CSRA;
WHEREAS, CSC is the legal and beneficial owner of all issued and outstanding membership interests in CSC Government Solutions, LLC, a Nevada limited liability company (the Membership Interests);
WHEREAS, in connection with the separation of CSRA into an independent, publicly-traded company (the Separation), CSC and CSRA desire to enter into this Agreement pursuant to which CSC will convey the Membership Interests and certain other assets relating to CSC’s public sector business to CSRA in exchange for a note payable in the amount of $350 million (the Note), the assumption by CSRA of certain liabilities and an additional 139,127,158 shares of common stock, par value $0.001 per share, of CSRA (the Contribution);
WHEREAS, CSRA intends to repay the Note in full immediately after the Separation; and
WHEREAS, CSC and CSRA intend that (i) the Contribution will qualify as a reorganization within the meaning of section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended, (the Code), (ii) each of CSC and CSRA will be “a party to the reorganization” within the meaning of section 368(b) of the Code, (iii) this Agreement will constitute, and is hereby adopted as, part of a “plan of reorganization” within the meaning of section 368 of the Code; and (iv) the issuance and subsequent repayment of the Note will be treated as the receipt by CSC in the reorganization of $350 million of “money” within the meaning of Section 361(b) of the Code.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	CONTRIBUTION

1.1	Contribution
On the terms and subject to the conditions set forth in this Agreement, CSC hereby contributes, transfers, assigns, conveys and delivers to CSRA, and CSRA does hereby acquire and accept from CSC, all of CSC’s right, title and interest in, to and under the Membership Interests and the assets listed on Exhibit A, free and clear of any charge, lien, pledge, security interest, mortgage, deed of trust or other encumbrance (Encumbrances).

1.2	Consideration
As consideration for the contribution of the Membership Interests, CSRA hereby (i) issues the Note, (ii) issues to CSC, and CSC hereby subscribes for, 139,127,158 additional shares of common stock, par value $0.001 per share, of CSRA (the Additional Common Stock) and (iii) assumes the liabilities set forth on Exhibit B.

Exhibit 10.6

2.	REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of CSC
CSC hereby represents and warrants to CSRA that:

(a)	it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;

(b)
it has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. CSC has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by CSC and (assuming due authorization, execution and delivery by CSRA) shall constitute CSC’s legal, valid and binding obligation, enforceable against it in accordance with its terms; and

(c)	it is the record owner of, and has good and valid title to, the Membership Interests, free and clear of any Encumbrances.

2.2	Representations and Warranties of CSRA
CSRA hereby represents and warrants to CSC that:

(a)	it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;

(b)
it has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. CSRA has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by CSRA and (assuming due authorization, execution and delivery by CSC) shall constitute CSRA’s legal, valid and binding obligation, enforceable against it in accordance with its terms; and

(c)	the Additional Common Stock is duly and validly issued, fully paid and non-assessable shares of capital stock of CSRA.

3.	MISCELLANEOUS

3.1	Further Assurances
Each of the parties hereto shall execute and deliver such documents and instruments and perform such further acts as may be reasonably required, desirable or requested to carry out the provisions hereof and the transactions contemplated hereby.

Exhibit 10.6

3.2	Entire Agreement
This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties and agreements, both written and oral, with respect to such subject matter.

3.3	Delayed Transfers
To the extent that any assets are transferred to, or liabilities are assumed by, CSRA, CSC Government Solutions, LLC, a Nevada limited liability company, or any other subsidiary of CSRA pursuant to the Contribution but after the date of this Agreement, each of CSC and CSRA agrees to treat such transfer as occurring effective as of the date of this Agreement for all U.S. federal and state income tax purposes, unless otherwise required by a final determination within the meaning of section 1313(a) of the Code.

3.4	Successors and Assigns
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

3.5	No Third-Party Beneficiaries
This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

3.6	Headings
The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

3.7	Amendment and Modification; Waiver
This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

3.8	Governing Law
This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract,

Exhibit 10.6

tortious conduct, or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance, in each case without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of New York.

3.9	Counterparts
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall be deemed to be one and the same agreement. Delivery of an executed counterpart by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
COMPUTER SCIENCES CORPORATION
/s/ Paul Saleh                                                          Name:    Paul Saleh
Title:    Chief Financial Officer
CSRA INC.
/s/ Kevin M. Libby
Name:    Kevin M. Libby
Title:    Assistant Treasurer

Signature Page to Contribution Agreement

EXHIBIT A
Contributed Assets

1.	CSC Bahrain

2.	DynKePro L.L.C.

3.	Information Services Consulting Ltd

4.	CSC Computer Sciences Egypt LLC

5.	CSC Computer Sciences Nicaragua, S.A.

EXHIBIT B
Assumed Liabilities

None.